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                                                                      Exhibit 10


               Consent of Independent Certified Public Accountants


Board of Directors
The Travelers Life and Annuity Company

We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."


/s/KPMG LLP

Hartford, Connecticut
April 14, 2000